EXHIBIT 99.4

UNAUDITED PRO FORMA COMBINED CONDENSED

CONSOLIDATED FINANCIAL INFORMATION

The following is the unaudited pro forma combined condensed consolidated financial information for MutualFirst Financial, Inc. (“MutualFirst”) and MFB Corp. (“MFB”), giving effect to the merger of MFB with and into MutualFirst Acquisition, LLC, a wholly owned subsidiary of MutualFirst. The unaudited pro forma combined condensed consolidated balance sheet as of June 30, 2008 gives effect to the merger as if it occurred on that date.  The unaudited pro forma combined condensed consolidated income statements for the six months ended June 30, 2008 and the twelve months ended December 31, 2007 give effect to the merger as if it occurred on January 1, 2008 and 2007, respectively.  The actual completion date of the merger was July 18, 2008.

MutualFirst issued an aggregate of 2.9 million shares of its common stock and paid approximately $11.5 million in cash to MFB stockholders in the transaction. MutualFirst also assumed 114,500 MFB stock options, which converted into approximately 296,555 MutualFirst stock options with a weighted average exercise price of $9.90 per share.

Pursuant to the merger agreement, the stockholders of MFB were entitled to elect to receive, for each share of MFB common stock that they owned immediately prior to the merger, either 2.59 shares of MutualFirst common stock, with cash paid in lieu of fractional share interests (the “stock consideration”), or $41.00 in cash (the “cash consideration”). As a result of the cash consideration being oversubscribed for by MFB stockholders, (i) those MFB stockholders who made valid elections to receive the stock consideration, and those MFB stockholders who did not make valid elections, received the stock consideration, and (ii) those MFB stockholders who made valid elections for the cash consideration received the cash consideration for 25.1417% of their cash election shares and the stock consideration for the remaining 74.8583% of their cash election shares.

MutualFirst expects that it will incur merger and integration charges as a result of the merger. The pro forma combined condensed consolidated financial information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, may not reflect all of these anticipated financial expenses and does not reflect any possible financial benefits and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during the periods presented.

The merger will be accounted for under the purchase method of accounting. Under the purchase method of accounting, the assets and liabilities of MFB, as of the completion date of the merger, were recorded at their fair values and the excess of purchase price over the fair value of net assets was allocated to goodwill. Financial statements of MutualFirst issued after the consummation of the merger will reflect these values and will not be restated retroactively to reflect the historical position or results of operations of MFB. The operating results of MFB will be reflected in MutualFirst’s consolidated financial statements from and after the date the merger is completed.

The unaudited pro forma combined condensed consolidated financial information is based on, and should be read together with, the historical consolidated financial statements and related notes of MutualFirst, contained in its Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, and of MFB, contained in its Annual Report on Form 10-K for the fiscal year ended September 30, 2007 and in Exhibit 99.3 to this Current Report on Form 8-K.

UNAUDITED PRO FORMA COMBINED CONDENSED
CONSOLIDATED BALANCE SHEET
As of June 30, 2008

	MutualFirst 6/30/2008	MFB 6/30/2008	Pro Forma Adjustments	Footnote Reference	Pro Forma Balance Sheet
	(in thousands)

Assets
Cash	$20,378	$2,521	$(1,225)	e	$21,674
Interest-bearing deposits	9,663	14,067			23,730
Cash and cash equivalents	30,041	16,588	(1,225)		45,404
Investments	54,516	26,343			80,859
Loans	802,408	385,689	(1,678)	h	1,186,419
Allowance for loan losses	(8,604)	(4,874)			(13,478)
Net loans	793,804	380,815	(1,678)		1,172,941
Premises and equipment	17,241	19,126	116	k	36,483
Federal Home Loan Bank of Indianapolis stock, at cost	10,914	7,717			18,631
Cash surrender value of life insurance	30,903	10,943			41,846
Goodwill	14,188	1,971	12,509	l	26,697
			(1,971)	f
Other intangible assets	891	1,624	(1,624)	g	7,536
			6,645	m
Other assets	22,954	11,018	(2,020)	n	31,952

Total assets	$975,452	$476,145	$10,752		$1,462,349

Liabilities
Deposits	$677,677	$328,057	$1,021	i	$1,006,755
Other Borrowings	926	224	11,417	d	12,567
Federal Home Loan Bank Advances	198,778	94,678	1,394	j	294,850
Subordinated debentures	-	5,000			5,000
Other Liabilities	14,640	5,319			19,959
Total liabilities	892,021	433,278	13,832		1,339,131

Stockholder's Equity
Common stock	41	12,593	29		70
			(12,593)	a
Additional paid-in capital	32,122	162	(162)	a	32,122
Retained earnings	56,922	38,019	(38,019)	a	96,680
			39,758	c
Accumulated other comprehensive income (loss)	(3,906)	(703)	703	a	(3,906)
Unearned employee stock ownership plan shares	(1,748)				(1,748)
Treasury Stock		(7,204)	7,204	a	-
Total equity capital	83,431	42,867	(3,080)		123,218

Total liabilities and equity capital	$975,452	$476,145	$10,752		$1,462,349

See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

UNAUDITED PRO FORMA COMBINED CONDENSED
CONSOLIDATED INCOME STATEMENT
For the 6 Months Ended June 30, 2008

	MutualFirst 6 mos ended 6/30/2008	MFB 6 mos ended 6/30/2008	Pro Forma Adjustments	Footnote Reference	Pro Forma Income Statement
	(in thousands)

Interest Income
Loans receivable, including fees	$25,796	$12,601	$105	o	$38,502
Investment securities and other interest earning assets	1,450	1,101			2,551
Total interest income	27,246	13,702	105		41,053

Interest Expense
Deposits	9,888	4,684	(102)	o	14,470
Federal Home Loan Bank advances	4,155	2,580	(222)	o	6,513
Other interest expense	43	156			199
Total interest expense	14,086	7,420	(324)		21,182

Net Interest Income	13,160	6,282	429		19,871
Provision for loan losses	1,345	135			1,480
Net Interest Income After Provision for Loan Losses	11,815	6,147	429		18,391

Other Income
Service fee income	2,524	1,548			4,072
Gain on sale and servicing of loans and investments	503	(319)			184
Increase in cash surrender value of life insurance and death benefits	553	233			786
Trust/Investment Services	479	976			1,455
Other income	170	172			342
Total other income	4,229	2,610	-		6,839

Other Expenses
Salaries and employee benefits	7,711	4,339			12,050
Premises and equipment expense	1,599	1,495			3,094
Data processing fees	510	360			870
Advertising and promotion	547	193			740
Professional fees	440	411			851
Other expenses	2,566	1,504	332	o	4,402
Total other expenses	13,373	8,302	332		22,007

Income Before Income Tax	2,671	455	97		3,223
Income tax expense	282	(158)	33	p	157

Net Income	$2,389	$613	$64		$3,066

Basic earnings per share	$0.60	$0.47			$0.45
Diluted earnings per share	$0.60	$0.45			$0.45

Average Basic Shares (in thousands)	3,987	1,317			6,872
Average Diluted Shares (in thousands)	3,987	1,366			6,872

See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

UNAUDITED PRO FORMA COMBINED CONDENSED
CONSOLIDATED INCOME STATEMENT
For the 12 Months Ended December 31, 2007

	MutualFirst	MFB			Pro Forma
	12 mos ended	12 mos ended	Pro Forma	Footnote	Income
	12/31/2007	12/31/2007	Adjustments	Reference	Statement
	(in thousands)
Interest Income
Loans receivable, including fees	$53,686	$26,826	$(673)	o	$79,839
Investment securities and other interest earning assets	2,688	2,747			5,435
Total interest income	56,374	29,573	(673)		85,274

Interest Expense
Deposits	24,498	10,093	(557)	o	34,034
Federal Home Loan Bank advances	7,657	5,966	(480)	o	13,143
Other interest expense	72	7			79
Total interest expense	32,227	16,066	(1,037)		47,256

Net Interest Income	24,147	13,507	364		38,018
Provision for loan losses	2,240	(223)			2,017
Net Interest Income After Provision for Loan Losses	21,907	13,730	364		36,001

Other Income
Service fee income	4,831	3,233			8,064
Gain on sale and servicing of loans and investments	471	98			569
Increase in cash surrender value of life insurance and death benefits	1,230	336			1,566
Trust/Investment Services	764	900			1,664
Other income	474	1,039			1,513
Total other income	7,770	5,606	-		13,376

Other Expenses
Salaries and employee benefits	14,758	8,658			23,416
Premises and equipment expense	3,591	3,108			6,699
Data processing fees	1,058	760			1,818
Advertising and promotion	887	491			1,378
Professional fees	764	796			1,560
Other expenses	4,097	2,547	891	o	7,535
Total other expenses	25,155	16,360	891		42,406

Income Before Income Tax	4,522	2,976	(527)		6,971
Income tax expense	296	553	(179)	p	670
					-
Net Income	$4,226	$2,423	$(348)		$6,301

Basic earnings per share	$1.03	$1.84			$0.92
Diluted earnings per share	$1.02	$1.77			$0.91

Average Basic Shares (in thousands)	4,104	1,317			6,867
Average Diluted Shares (in thousands)	4,151	1,366			6,914

See accompanying notes to unaudited pro forma condensed combined financial statements.

Note 1 – Basis of Presentation

The unaudited pro forma combined condensed consolidated financial information has been prepared under the purchase method of accounting.  The unaudited pro forma combined condensed consolidated statement of earnings for the six months ended June 30, 2008 and the year ended December 31, 2007 are presented as if the merger occurred at the beginning of the applicable period.  The unaudited pro forma combined condensed balance sheet as of June 30, 2008 is presented as if the merger occurred as of that date.  This information is not intended to reflect the actual results that would have been achieved had the merger actually occurred on those dates.  No consideration was given in the unaudited pro forma combined condensed consolidated financial information to cost saves or fee enhancements for the combined organization.

Note 2 – Purchase Price

Pursuant to the merger agreement, 80% of the shares of MFB common stock outstanding immediately prior to the merger were converted into stock merger consideration, at an exchange ratio of 2.59 shares of MutualFirst common stock for each MFB share, and 20% of the shares of MFB common stock outstanding immediately prior to the merger were converted into cash merger consideration, at a rate of $41.00 for each MFB share.  The unaudited pro forma combined condensed consolidated balance sheet assumes that the merger occurred on June 30, 2008.  Based on the 1,392,381 shares of MFB common stock outstanding as of that date, the aggregate merger consideration would consist of approximately 2,885,013 shares of MutualFirst common stock and approximately $11,417,524 in cash.

Note 3 – Allocation of Purchase Price

Under purchase accounting, MFB Financial’s assets and liabilities and any identifiable intangible assets were required to be adjusted to their estimated fair values.    The following are the pro forma adjustments to record the transaction and to adjust MFB Financial’s assets and liabilities to their estimated fair values at June 30, 2008.

(a)    To record the elimination of capital accounts of MFB Financial.

(b)-(n)  The following chart presents the allocation of purchase price and additional pro forma adjustments to record the transaction and to adjust MFB Financial’s assets and liabilities to their estimated fair values at June 30, 2008.  The notation next to each line item corresponds with the same notation in the pro forma financial statements.

Purchase Price of MFB Financial (in thousands):
Purchase price paid as:
Additional paid in capital (b)	$39,758
Common stock (c)	29
Cash (borrowed by MutualFirst) (d)	11,417
Acquisition expenses (e)	1,225
$52,429

Allocated to:
Historical book value of MFB's assets and liabilities	$42,867
Adjustments:
Eliminate existing goodwill (f)	(1,971)
Eliminate existing intangibles (g)	(1,624)
Fair market value adjustments:
Loans (h)	(1,678)
Deposits (i)	(1,021)
Borrowings (j)	(1,394)
Fixed Assets (k)	116
Goodwill (l)	12,509
Core Deposit Intangible (m)	6,645
Deferred tax on purchase accounting adjustments (n)	(2,020)
$52,429

(o)    To record amortization of purchase accounting entries and core deposit intangible.

Purchase Accounting Entries	Year 1
	6 mos ended 6/30/2008	12 mos ended 12/31/2007
Loans	$105	$(673)
Core deposit intangible	(332)	(891)
Deposits	102	557
Borrowings	222	480

	$97	$(527)

(p)    To record the impact of taxes at 34% rate.